Exhibit 99.1


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For Immediate Release
---------------------


            Kroll Inc. Reports Record Sales and Profitability for the
                             Second Quarter of 2003
     --Earnings From Continuing Operations Grew 271 Percent to $12.9 Million
                              or $0.31 Per Share--


NEW YORK, July 31, 2003 -Kroll Inc. (NASDAQ: KROL), the global risk consulting company, today announced record financial results from continuing operations for the quarter ended June 30, 2003.

Second Quarter 2003 Results
---------------------------
Net sales for the second quarter of 2003 increased 92.1 percent to $111.4 million from net sales of $58.0 million for the second quarter of 2002. In the second quarter of 2003, income from continuing operations grew by 271.0 percent to $12.9 million, from $3.5 million for the second quarter of 2002. Earnings per share from continuing operations for the second quarter of 2003 rose to $0.31 per diluted share from $0.13 per diluted share in the second quarter of 2002. Net income in the second quarter of 2003, including the impact of the discontinued operations discussed below, was $5.0 million, or $0.12 per diluted share, compared to net income of $3.6 million, or $0.14 per diluted share, in the second quarter of 2002.

Operating income for the second quarter of 2003 was $21.9 million, or 19.6 percent of net sales, compared to operating income of $5.9 million, or 10.2 percent of net sales, for the second quarter of 2002.

Kroll generated cash from operations in the second quarter of 2003 of approximately $20 million. At June 30, 2003, Kroll had $100.4 million in cash and cash equivalents.

First Half 2003 Results
-----------------------
For the six months ended June 30, 2003, net sales increased 91.3 percent to $214.9 million from net sales of $112.4 million for the first half of 2002. Income from continuing operations for the first six months of 2003 was $24.3 million, or $0.59 per diluted share, compared to income from continuing operations of $5.8 million, or $0.23 per diluted share, for the first six months of 2002. Including the impact of the discontinued operations, net income for the first half of 2003 was $16.2 million, or $0.39 per diluted share, compared to net income of $5.9 million, or $0.24 per diluted share in the first half of 2002. For the first half of 2003, operating income was $41.1 million, or 19.1 percent of net sales, compared to operating income of $10.4 million, or 9.3 percent of net sales for the first half of 2002.

                                     -more-

2003 Plans and Results
----------------------
Consistent with previously announced strategic plans, Kroll sold its video surveillance subsidiary, InPhoto Surveillance, Inc. (InPhoto), during the second quarter. InPhoto was part of Kroll's Background Screening Group. The transaction, which closed on June 18, 2003, was structured as an asset sale for $850,000 in cash. The InPhoto operations, which are classified as discontinued operations, resulted in an after-tax charge of $8.0 million, or $0.19 per diluted share, in the second quarter. This amount consists of a $7.5 million non-cash write-off of non-tax deductible goodwill, the write-off of other intangible assets and the operating results of InPhoto through the date of sale.

"Sales, operating profit and income from continuing operations reached all-time highs as we continued to leverage the Kroll relationships, brand, and infrastructure," said Michael Cherkasky, president and chief executive officer, Kroll Inc. "Each one of our five segments grew sequentially in revenue and gross profit. Our overall financial performance was driven by our success in integrating acquisitions, generating cross-selling opportunities, and achieving cost efficiencies. These factors, together with our balanced business model, should continue to drive top and bottom-line growth over the long-term."

"The performances of the Corporate Advisory & Restructuring (CARG) and Technology Services (TSG) groups were particularly strong," Cherkasky added. "The highlight of the quarter was a $8.5 million dollar success fee earned from Laidlaw, which gives emphasis to the exceptionally high quality and value that our CARG team provides. This was partially offset by one-time payouts totaling $5.4 million dollars for bonuses and contractual adjustments made to CARG management and other Kroll senior executives."

Kroll's results for the second quarter of 2003 include contributions from Kroll Ontrack and Kroll Zolfo Cooper, which were acquired in the second and third quarters of 2002, respectively. Full year 2003 results will reflect, for the first time, the benefit of a full year's sales and profits from Kroll Ontrack and Kroll Zolfo Cooper, which will aid in the achievement of record sales and profits in 2003.

Factual Data Acquisition
------------------------
As previously announced, Kroll has entered into a definitive agreement to acquire Factual Data Corp. (NASDAQ: FDCC), a leading provider of business information based in Loveland, Colorado. This acquisition has already received the necessary regulatory approvals and will be voted upon by the shareholders of Factual Data at a special meeting on Thursday, August 21, 2003. Subject to shareholder approval, it is expected to close that day.

                                     -more-

Business Outlook
----------------
In the first quarter 2003 earnings release and conference call, Kroll management indicated that guidance for the full-year 2003 would be updated at the end of the second quarter. However, due to the pending acquisition of Factual Data, management has decided to defer new guidance until the completion of that acquisition. Kroll's initial 2003 estimates, announced on December 10, 2002, were $410 million in net sales, operating margin above 19 percent, and diluted earnings per share of $1.15.

Conference Call
---------------
Coincident with this announcement, Kroll will hold a conference call to discuss its second quarter 2003 performance. The conference call will take place Thursday, July 31, at 9:00 a.m. (EDT). Remote live access to the event is available at www.krollworldwide.com through a link on the Investor Relations page. A replay of the call will be available from July 31st at 12:00 p.m. until 12:00 a.m. on August 8th. The replay can be accessed at www.krollworldwide.com or by calling 888-286-8010 (for domestic) or 617-801-6888 (for international) and entering the pass code 92346437.

About the Company:
------------------
Kroll Inc. (NASDAQ: KROL), the world's leading independent risk consulting company, provides a broad range of investigative, intelligence, financial, security and technology services to help clients reduce risks, solve problems and capitalize on opportunities. Headquartered in New York with more than 60 offices on six continents, Kroll has a multidisciplinary corps of more than 2,000 employees and serves a global clientele of law firms, financial institutions, corporations, non-profit institutions, government agencies and individuals. Kroll has five core business groups: (1) Corporate Advisory & Restructuring Services, which provides corporate restructuring, operational turnaround, strategic advisory services, financial crisis management, and corporate finance services; (2) Consulting Services, which provides investigations, intelligence, forensic accounting, litigation support and valuation services; (3) Technology Services, which provides data recovery, electronic discovery and computer forensics services and software; (4) Background Screening Services, which provides employee and vendor background investigations, substance abuse testing, and identity fraud solutions; and (5) Security Services, which provides security engineering and consulting, crisis and emergency management, and protective services and training. For more information, please visit: www.krollworldwide.com.

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected, estimated or projected.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in the demand for, or in the mix of, the Company's services; project delays or cancellations; cost overruns with regard to fixed price projects; competitive pricing and other competitive pressures; changes in United States and foreign governmental regulation and licensing requirements; currency exchange rate fluctuations; foreign currency restrictions; general economic conditions; political instability in foreign countries in which the Company operates; the Company's ability to implement its internal growth strategy and to integrate and manage successfully any business the Company acquires or achieve planned synergies in connection with any acquisition; and other factors that are set forth in its annual report on Form 10-K for the year ended December 31, 2002.

                                -Table follows -

Contact:    Philip J. Denning
            Manager, Investor Relations
            212 833-3469


                                   Kroll Inc.
--------------------------------------------------------------------------------------------------------------------------------
                                                                         Three Months Ended              Six Months Ended
 (in thousands, except per share data)                                        June 30,                        June 30,
                                                                  --------------------------------  ----------------------------

                                                                       2003             2002            2003           2002
                                                                  ---------------  ---------------  -------------  -------------

NET SALES
 Corporate advisory & restructuring                                     $ 44,437          $ 9,834       $ 83,842       $ 20,163
 Consulting services                                                      30,959           25,494         61,257         51,690
 Technology services                                                      17,981            4,144         34,892          4,907
 Background screening                                                     12,226           11,911         23,411         21,354
 Security services                                                         5,839            6,634         11,528         14,266
                                                                  ---------------  ---------------  -------------  -------------
                                                                         111,442           58,017        214,930        112,380
COST OF SALES
 Corporate advisory & restructuring                                       14,972            4,646         30,770          8,692
 Consulting services                                                      17,445           14,332         34,511         30,348
 Technology services                                                       4,194            1,364          8,983          1,787
 Background screening                                                      6,730            6,029         12,638         10,925
 Security services                                                         4,027            4,754          8,037          9,386
                                                                  ---------------  ---------------  -------------  -------------
                                                                          47,368           31,125         94,939         61,138
GROSS PROFIT
 Corporate advisory & restructuring                                       29,465            5,188         53,072         11,471
 Consulting services                                                      13,514           11,162         26,746         21,342
 Technology services                                                      13,787            2,780         25,909          3,120
 Background screening                                                      5,496            5,882         10,773         10,429
 Security services                                                         1,812            1,880          3,491          4,880
                                                                  ---------------  ---------------  -------------  -------------
                                                                          64,074           26,892        119,991         51,242
 OPERATING EXPENSES
 Selling and marketing                                                     9,874            5,202         18,978          9,402
 General and administrative                                               28,194           15,013         51,400         30,453
 Research and development                                                  2,889              451          6,050            451
 Amortization of other intangible assets                                   1,263              315          2,458            521
                                                                  ---------------  ---------------  -------------  -------------
                                                                          42,220           20,981         78,886         40,827

                                                                  ---------------  ---------------  -------------  -------------
     Operating income                                                     21,854            5,911         41,105         10,415

 OTHER INCOME (EXPENSE):
     Interest expense, net                                                  (792)            (932)        (1,622)        (1,844)
     Other, net                                                              (35)             132            (37)            84
                                                                  ---------------  ---------------  -------------  -------------

     Income before provision for income taxes                             21,027            5,111         39,446          8,655
 Provision for income taxes                                                8,095            1,625         15,187          2,859
                                                                  ---------------  ---------------  -------------  -------------

     Income from continuing operations                                    12,932            3,486         24,259          5,796

Discontinued Operations:
Income (loss)  of discontinued security products and services
  group, net of tax                                                            -               70              -             70
Income (loss)  from operations of discontinued Inphoto,
  net of tax                                                              (7,965)              49         (8,017)            56
                                                                  ---------------  ---------------  -------------  -------------

     Income (loss) from discontinued operations                           (7,965)             119         (8,017)           126

                                                                  ---------------  ---------------  -------------  -------------
       Net income                                                        $ 4,967          $ 3,605       $ 16,242        $ 5,922
                                                                  ===============  ===============  =============  =============


Diluted income per share from continuing operations                       $ 0.31           $ 0.13         $ 0.59         $ 0.23
                                                                  ===============  ===============  =============  =============
Diluted income (loss) per share from discontinued operations             $ (0.19)          $ 0.01        $ (0.20)        $ 0.01
                                                                  ===============  ===============  =============  =============
Diluted net income per share                                              $ 0.12           $ 0.14         $ 0.39         $ 0.24
                                                                  ===============  ===============  =============  =============

Diluted weighted average common shares outstanding                        41,462           25,846         41,206         24,945
                                                                  ===============  ===============  =============  =============